SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 26, 2004 (February 17, 2004)

Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612

(Address of principal executive offices)

(785) 575-6300

(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5. Other Events

David C. Wittig, our former chairman of the board, president and chief executive officer, has asserted counterclaims against us for $110 million and Douglas T. Lake, our former executive vice president and chief strategic officer, has asserted counterclaims against us for $70 million in an arbitration in which we are seeking to avoid payments to them under their employment agreements and to recover damages arising from their conduct when they served as our officers. The facts supporting our claims are discussed at length in a Report to the Special Committee of our Board of Directors prepared by Debevoise & Plimpton posted on our web site in May 2003. The Answer of Respondent David Wittig, the Counterclaim of Respondent David Wittig, and Douglas T. Lake’s Answer & Counterclaims are attached as exhibits to this report. On February 25, 2004, we posted these documents, our Amended Attachment to Demand for Arbitration and the Debevoise & Plimpton Report on our web site at www.wr.com. The arbitration panel granted Mr. Wittig’s and Mr. Lake’s specific requests that their answers and counterclaims be posted on our web site. We intend to vigorously defend against these claims, but are unable to predict the ultimate impact of this matter on our consolidated financial position, consolidated results of operations and cash flow.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 – Answer of Respondent David Wittig
Exhibit 99.2 – Counterclaim of Respondent David Wittig
Exhibit 99.3 – Douglas T. Lake’s Answer & Counterclaims

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: February 26, 2004	By	/s/ Larry D. Irick
Larry D. Irick
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Answer of Respondent David Wittig
99.2	Counterclaim of Respondent David Wittig
99.3	Douglas T. Lake’s Answer & Counterclaims